NINTH AMENDMENT TO SECOND AMENDED
                     AND RESTATED REVOLVING CREDIT FACILITY


         THIS NINTH AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT FACILITY dated as of August 16, 2002 (the "Ninth Amendment") is by and between

         STANLEY FURNITURE COMPANY, INC., a Delaware corporation
(the "Borrower"); and

         PNC BANK, NATIONAL ASSOCIATION, a national banking association, successor in interest to National Bank of Canada, a Canadian chartered bank (the "Lender").


RECITALS

         A. The Lender has made a certain credit facility available to the Borrower pursuant to the terms and conditions contained in that certain Second Amended and Restated Revolving Credit Facility dated as of February 15, 1994 among the Borrower, National Canada Finance Corp. and National Bank of Canada, as amended by a First Amendment to Second Amended and Restated Credit Agreement dated as of August 21, 1995, a Second Amendment to Second Amended and Restated Credit Agreement dated as of October 14, 1996, a Third Amendment to Second Amended and Restated Credit Agreement dated as of June 24, 1997, a Fourth Amendment to Second Amended and Restated Revolving Credit Agreement dated as of February 24, 1998, a Fifth Amendment to Second Amended and Restated Revolving Credit Agreement dated as of March 10, 1999, a Sixth Amendment to Second Amended and Restated Revolving Credit Agreement dated as of March 30, 2000, a Seventh Amendment to Second Amended and Restated Revolving Credit Agreement dated as of March 31, 2000 and an Eighth Amendment to Second Amended and Restated Revolving Credit Agreement dated as of December 18, 2001 (as amended, the "Loan Agreement").

         B. The Loan Agreement and the other documents executed in connection therewith were assigned from National Canada Finance Corp. to National Bank of Canada and then from National Bank of Canada to Lender pursuant to an Asset Purchase Agreement dated as of November 15, 2001.

         C. The Borrower has requested that the Lender make certain changes to the Loan Agreement.

         D. The Lender has agreed to make these changes to the Loan Agreement as set forth herein.

         NOW, THEREFORE, the Borrower and the Lender hereby agree as follows:

         A.       The Loan Agreement is amended as follows:

                  1. The Committed Amount is decreased from $35,000,000 to $25,000,000. Therefore the references to $35,000,000 in Sections 2.01(a), 2.01(b) and 2.03 of the Loan Agreement are hereby changed to $25,000,000. In addition, the Borrower agrees to execute a new Revolving Credit Note in the form attached hereto as Exhibit A-1 in replacement and substitution of the existing Revolving Credit Note.

                  2. The second sentence in Section 2.01(a) of the Loan Agreement is deleted in its entirety and replaced with the following:

                  "The Borrower may borrow, repay and reborrow hereunder on or after the Closing Date (subject to the terms of Section 2.01(d) hereof) until August 21, 2003 (the "Initial Period") and for successive one-year periods thereafter on each August 21 until terminated as hereafter provided (each, an "Extension Period"); provided, that if the Lender or the Borrower gives notice of termination to the other (in accordance with the terms of Section 10.01 hereof) not less than 120 days prior to the date of such Initial Period or Extension Period is to occur, then the Commitment will terminate and all Revolving Credit Loans and any other amounts owing with respect thereto will become immediately due and payable in full; provided, however, the obligations of the Lender to make each Revolving Credit Loan is subject to the terms, provisions and limitations set forth herein, and, provided further, upon termination of the Commitment all rights and remedies of the Lender hereunder and under the other Loan Documents shall survive such termination until all amounts owing to the Lender under the Note, this Loan Agreement and the other Loan Documents have been paid in full."

         B. The Borrower represents and warrants that, as of the date hereof, it is not in default of the terms of the Loan Agreement, as amended hereby, or any of the other documents executed between the Borrower and the Lender in connection therewith.

         C. This Ninth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original.

         D. This Ninth Amendment and the Loan Agreement, as amended hereby, shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with the laws of the State of North Carolina.

         IN WITNESS WHEREOF, the parties hereto have executed or caused this instrument to be executed under seal as of the day and year first above written.


                                       STANLEY FURNITURE COMPANY, INC.
ATTEST

By    /s/ Anita W. Wimmer              By     /s/ Douglas I. Payne
      --------------------                    -----------------------------

Title: Treasurer                       Title: Executive V.P. - Finance &
                                              Administration and Secretary
      --------------------                    -----------------------------

         (Corporate Seal)


                                       PNC BANK, NATIONAL ASSOCIATION


                                       By     /s/ Alex M. Council
                                              ----------------------------

                                       Title: Vice President
                                              ----------------------------

                                   EXHIBIT A-1

                    EIGHTH AMENDED, RESTATED AND SUBSTITUTED
                                REVOLVING CREDIT
                                 PROMISSORY NOTE


$25,000,000                                            August 16, 2002
                                                  Charlotte, North Carolina

FOR VALUE RECEIVED, STANLEY FURNITURE COMPANY, INC. (formerly known as Stanley Interiors Corporation), a Delaware corporation (the "Borrower") hereby promises to pay to the order of

PNC BANK, NATIONAL ASSOCIATION, a national banking association, successor in interest to National Bank of Canada, a Canadian chartered bank (the "Lender") at its offices in Charlotte, North Carolina (or at such other place or places as the Lender may designate) the principal sum of up to

TWENTY-FIVE MILLION DOLLARS ($25,000,000.00) under the terms and conditions of a certain Second Amended and Restated Revolving Credit Facility dated as of February 15, 1994, by and between the Borrower and the Lender, as such Loan Agreement has been or may be restated and/or modified from time to time thereafter and hereafter (as amended, the "Loan Agreement"). The defined terms in the Loan Agreement are used herein with the same meaning. All of the terms, conditions and covenants of the Loan Agreement are expressly made a part of this promissory note (the "Revolving Credit Note") by referenced in the same manner and with the same effect as if set forth herein at length and any holder of this Revolving Credit Note is entitled to the benefits of and remedies provided in the Loan Agreement and any other agreements by and between the Borrower and the Lender.

The Borrower may borrow and reborrow under this Revolving Credit Note in accordance with the terms of Article II of the Loan Agreement. The outstanding balance hereof shall be due and payable in full on the termination of the Commitment as provided in Article II of the Loan Agreement, or upon such earlier date as may be required by the terms of the Loan Agreement.

The Revolving Credit Note shall bear interest on the outstanding balance from time to time at the rates as provided in Article II of the Loan Agreement. The outstanding balance hereof shall be due and payable in full on the termination of the Commitment as provided in Article II of the Loan Agreement, or upon such earlier date as may be required by the terms of the Loan Agreement.

If payment of all sums due hereunder is accelerated under the terms of the Loan Agreement or under the terms of the other Loan Documents between the Lender and the Borrower, the then remaining principal amount and accrued but unpaid interest shall bear interest at the rate provided for in Section 4.01 of the Loan Agreement until such principal and interest have been paid in full. Further, in the event of such acceleration, this Revolving Credit Note, and all other indebtedness of the Borrower to the Lender, shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

In the event this Revolving Credit Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

This Revolving Credit Note is an amendment to, and is in substitution and replacement of, that certain seventh amended, restated and substituted revolving credit promissory note dated as of March 30, 2000 in the original principal amount of $35,000,000 executed by the Borrower in favor of the Lender (the "Replaced Note").

IN WITNESS WHEREOF, the Borrower has executed this Revolving Credit Note under seal as of the day and year first above written.

                                     STANLEY FURNITURE COMPANY, INC.


ATTEST:

By:/s/ Anita W. Wimmer                  By:/s/ Douglas I. Payne

Title: Treasurer                        Title: Executive V.P. - Finance &
                                               Administration and Secretary
(Corporate Seal)